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                                                                    EXHIBIT 23-b



                                CONSENT OF EXPERT


         I consent to the references to me under the headings "Item 1. Business
- Environmental Matters" and "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of Meritor Automotive, Inc. ("Meritor") for the year ended September 30, 1998, and under the heading "Chief Financial Officer's Review - Management's Discussion and Analysis - Environmental Matters" in Meritor's Annual Report to Shareowners, incorporated by reference in the Form 10-K. I also consent to the incorporation by reference of such references into Meritor's Registration Statement on Form S-8 (Registration No. 333-35403) pertaining to the Meritor Savings Plan; Meritor's Registration Statement on Form S-8 (Registration No. 333-35407) pertaining to the Meritor 1997 Long-Term Incentives Plan; and Meritor's Registration Statement on Form S-3 (Registration No. 333-49777) pertaining to debt securities.




                                             --------------------------------
                                                    David W. Greenfield
                                                  Senior Vice President,
                                             General Counsel and Secretary of
                                                 Meritor Automotive, Inc.

Date:  December 18, 1998